UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2020 (April 13, 2020)

Spirit of Texas Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38484 (Commission File Number)	90-0499552 (IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas  77301

(Address of principal executive offices)  (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2020, Spirit of Texas Bancshares, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that Dean O. Bass, Chairman and Chief Executive Officer of the Company and its wholly-owned subsidiary, Spirit of Texas Bank, SSB (the “Bank”), had contracted COVID-19 and was taking a temporary medical leave of absence.

Effective April 13, 2020, Mr. Bass has returned from his leave of absence and resumed his duties and responsibilities as Chairman and Chief Executive Officer of the Company and the Bank.  In connection with Mr. Bass’ return, David M. McGuire and Steven M. Morris relinquished their respective duties as Interim Chief Executive Officer and acting Chairman of the Board of Directors of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020	SPIRIT OF TEXAS BANCSHARES, INC.
	By:	/s/ Allison Johnson
	Name:	Allison Johnson
	Title:	Interim Chief Financial Officer and Chief Accounting Officer